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                                                                    EXHIBIT 10.1

                          LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement (hereinafter "Agreement") is entered into this 19 day of September, 2000, by and between Bank One, N.A. (hereinafter "Bank One"), successor in interest to Bank One, Youngstown, N.A. (hereinafter "Bank One, Youngstown"), successor in interest to Bank One, Texas, N.A. (hereinafter "Bank One, Texas") and Everflow Eastern, Inc. and Everflow Eastern Partners, L.P. (hereinafter collectively referred to as "Borrowers").

         WHEREAS, on or about January 19, 1995 the Borrowers entered into a certain Credit Agreement with Bank One, Texas. Pursuant to the Credit Agreement, Bank One, Texas extended credit to Borrowers in the total principal amount of Seven Million and 00/100 Dollars ($7,000,000.00) (hereinafter "Credit"), pursuant to which Borrowers jointly and severally executed a certain Promissory
Note in the principal amount of Seven Million and 00/100 Dollars ($7,000,000.00) dated January 19, 1995.

         WHEREAS, on or about January 25, 1995, Bank One, Texas and Bank One, Youngstown entered into a Participation Agreement with respect to the Credit, whereby Bank One, Youngstown participated with Bank One, Texas with respect to the Credit.

         WHEREAS, on or about June 16, 1997, Bank One, Texas, Bank One, Youngstown and Borrowers entered into a certain Loan Modification Agreement whereby Bank One, Youngstown became the sole lender with respect to the Credit.

         WHEREAS, on or about May 29, 1998, Bank One and Borrowers entered into a certain Loan Modification Agreement whereby the commitment termination date was extended until May 31, 1999.

         WHEREAS, on or about May 25, 1999, Bank One and Borrowers entered into a certain Loan Modification Agreement whereby the commitment termination date was extended until May 31, 2001.

         WHEREAS, the parties have agreed to further modify the terms and conditions set forth in the Credit Agreement and Promissory Note as set forth herein.

         NOW, THEREFORE, for mutual consideration and intending to be legally bound hereby, the parties hereto agree as follows:




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         1. MODIFICATION OF OTHER DOCUMENTS. The terms and conditions set forth in the Credit Agreement, Promissory Note and prior Loan Modification Agreements shall remain in full force and effect except as expressly modified herein.

         2. LINE OF CREDIT. By entering into this Agreement, Bank One and Borrowers hereby agree that the amount of the revolving working capital line of credit, as defined in the Credit Agreement, shall be modified to the principal sum of Four Million and 00/100 Dollars ($4,000,000.00).

         3. INTEREST RATE. Upon execution of this Agreement, the interest rate set forth in the Promissory Note and/or Credit Agreement shall be modified to the "LIBOR Rate", as defined herein, plus One Hundred Fifty (150) basis points. "LIBOR Rate" shall mean a per annum rate of interest equal to the LIBOR Rate for an interest period (the "Interest Period") of one month or three months, as designated by the Borrower. Borrower shall elect at the time of each advance under the Credit, with respect to such advance, for interest to accrue at a LIBOR Rate for a designated LIBOR Interest Period. For purposes of this Note, the "LIBOR Rate" means, with respect to an advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Lender for any reason, the applicable LIBOR Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Lender, the applicable LIBOR Rate for the relevant Interest Period shall instead be the rate determined by the Lender to be the rate at which BANK ONE CORPORATION or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time)


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two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant advance and having a maturity equal to such Interest Period. When the interest rate is based on a LIBOR Rate, the rate shall be in effect for a period of the number of months as offered in the rate option description of the "Interest Period", provided that if any Interest Period is scheduled to end on a date for which there is no numerical equivalent to the date on which the Interest Period commenced, then it shall end instead on the last day of such calendar month, beginning on a borrowing date, conversion date or expiration date of the then current Interest Period.

         4. COMMITMENT TERMINATION DATE. The Promissory Note and Credit Agreement are hereby modified to provide that the outstanding balance of principal, interest and other charges due pursuant to the Promissory Note, Credit Agreement and prior Loan Modification Agreements shall be due and payable in full on or before May 31, 2002. All other payments of interest or other amounts provided for in the Promissory Note and/or Credit Agreement shall continue to be due and owing in accordance with the terms of the Promissory Note and/or Credit Agreement, except for as otherwise modified herein.

         5. GOVERNING LAW\VENUE. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Ohio, and the venue for any legal action commenced in connection with this transaction, the Promissory Note, the Credit Agreement and/or the prior Loan Modification Agreements shall be the Courts of Mahoning County, Ohio.

         6. SEGREGATION. The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by all parties subsequent to the expungement of the invalid provision. This clause shall also be applicable to any documents executed in connection herewith.

         7. INTEGRATION. This Agreement, the Promissory Note, as modified, the Credit Agreement, as modified, and the prior Loan Modification Agreements


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constitute the entire agreement between the parties with respect to the subject hereof, and any prior understanding or representation of any kind shall not be binding upon any party hereto.

         8. MODIFICATION. Any modification of this Agreement or any Related Documents shall be binding only if placed in writing and signed by the parties hereto with the same formality as this Agreement, the Promissory Note, the Credit Agreement and/or the prior Loan Modification Agreements.

         9. EFFECTIVE TIME OF AGREEMENT. This Agreement shall remain in full force and effect until the Credit, including any extensions, modifications, and\or renewals thereof, and any additional amounts due from Borrowers to Bank One under this Agreement, the Promissory Note, the Credit Agreement and/or Loan Modification Agreements, including any extensions, modifications and\or renewals thereof, are paid in full.

         10. PARAGRAPH HEADINGS. The titles to the paragraphs of this Agreement are solely for the convenience of the parties, and any ambiguity between the language and the heading, if any, shall be resolved in favor of the language of the paragraph, without consideration of the language of the heading.

         11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Borrowers, their successors and, subject to Paragraph Twelve (12) of this Agreement, assigns.

         12. ASSIGNMENT. This Agreement, the Promissory Note, the Credit Agreement and/or Loan Modification Agreements are not assignable by Borrowers without Bank One's prior written consent, and any attempt by Borrowers to assign this Agreement, the Promissory Note, the Credit Agreement and/or Loan Modification Agreement without the prior written consent of Bank One shall be deemed void. Bank One may make such an assignment at any time without consent or other limitation.

         13. FURTHER ACTION. Borrowers will, upon request of Bank One, execute any other documents and take any other action deemed by Bank One necessary or appropriate in connection with this Agreement.



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         NOW THEREFORE, this Agreement is entered into by the parties hereto on the day and year written above.



                                        Bank One, N.A.

                                        By: /s/ Richard Lis
                                           ---------------------------
                                           Name: Richard Lis

                                           Title: Vice President


                                        Everflow Eastern Partners, L.P.

                                        By: /s/ William A. Siskovic
                                           ---------------------------
                                           Name: William A. Siskovic

                                           Title: Vice President
                                                  Everflow Management Corp.

                                        Everflow Eastern, Inc.

                                        By: /s/ William A. Siskovic
                                           ---------------------------
                                           Name: William A. Siskovic

                                           Title: Vice President





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